UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 16, 2014 (June 11, 2014)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 11, 2014, Penn Virginia Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), to sell an aggregate of 2,750,000 depositary shares (the “Series B Depositary Shares”), each representing a 1/100th ownership interest in a share of its 6.00% Convertible Perpetual Preferred Stock, Series B, with a liquidation preference of $10,000 per share (the “Series B Convertible Preferred Stock”) (equivalent to $100 per Series B Depositary Share), to the Initial Purchasers at an offering price of $100.00 per Series B Depositary Share, plus accrued dividends, if any, from June 16, 2014 (the “Private Offering”). Pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase up to an additional 500,000 Series B Depositary Shares (together with the Series B Depositary Shares, the “Shares”) solely to cover over-allotments, if any, which the Initial Purchasers exercised in full on June 11, 2014. The Private Offering settled and closed on June 16, 2014.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and is hereby filed. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

The Shares were sold to the Initial Purchasers in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act or any state securities laws, and unless so registered, the Shares may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Shares were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Company intends to use the net proceeds from the Private Offering of approximately $312.5 million (after deducting underwriting discounts and commissions and estimated expenses) to finance the acceleration of its development program in the Eagle Ford Shale with the remainder being used to increase its lease acquisition effort in the Eagle Ford Shale. The Company intends to add another rig in the Eagle Ford Shale in July of 2014, which the Company expects will enable it to drill an additional 8 gross (7.6 net) wells in the remainder of 2014. In the near term, the Company intends to use the net proceeds to pay down a portion of the outstanding borrowings under its revolving credit facility and for general corporate purposes. The Company intends to reborrow such amounts, as needed, to fund the use of proceeds described above.

Certain of the Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they received or will receive customary fees and expense reimbursement. The Initial Purchasers and their affiliates may provide similar services in the future. Affiliates of certain of the Initial Purchasers are lenders under the Company’s revolving credit facility. Because the Company intends to use the net proceeds from the Private Offering to reduce outstanding borrowings under the Company’s revolving credit facility, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc. or their affiliates that are lenders under the Company’s revolving credit facility may receive at least 5% of the net proceeds of the Private Offering pursuant to the repayment of outstanding borrowings under the Company’s revolving credit facility and, therefore, may be considered by the Financial Industry Regulatory Authority, Inc. to have a conflict of interest in regards to the Private Offering.

Deposit Agreement

The Deposit Agreement, dated as of June 16, 2014 (the “Deposit Agreement”), by and among the Company, American Stock Transfer & Trust Company, LLC, as depositary, and holders from time to time of the depositary receipts described therein, relating to the Shares, is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The form of depositary receipt representing the Shares is filed and included as Exhibit A to the Deposit Agreement and is incorporated herein by reference.

Sixth Amendment to the Credit Agreement

On June 16, 2014, the Company entered into the Sixth Amendment to the Credit Agreement among Penn Virginia Holding Corp., a subsidiary of the Company, as borrower, the Company, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Sixth Amendment”). The Sixth Amendment amends the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”) to, among other things, (i) increase to $30 million the amount of cash that the Company is permitted to pay to its shareholders for dividends during any fiscal year and (ii) permit the Company to pay up to $20 million to make certain cash payments to one or more holders of the Company’s currently outstanding Series A Convertible Preferred Stock (as defined below) to induce such holders to convert all or a portion thereof into common stock of the Company. The Sixth Amendment will permit the Company to pay cash dividends on the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, when, as and if declared by the Company’s Board of Directors (the “Board”) out of funds legally available for payment, so long as there is no Borrowing Base Deficiency and no Default or Event of Default (as such terms are defined in the Credit Agreement).

A copy of the Sixth Amendment to the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Sixth Amendment to the Credit Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Sixth Amendment to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 11, 2014, June 12, 2014 and June 13, 2014, the Company entered into separate, privately negotiated conversion agreements with certain holders of the Company’s depositary shares (the “Series A Depositary Shares”) representing the Company’s 6.00% Convertible Perpetual Preferred Stock, Series A (the “Series A Convertible Preferred Stock”). The conversion agreements provide for the conversion of the Series A Depositary Shares into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Series A Convertible Preferred Stock, and for the payment of a cash inducement by the Company to such holders. The Company will issue a total of 4,321,039 shares of its Common Stock upon conversion of the Series A Depositary Shares and will pay an aggregate cash payment of approximately $3.8 million pursuant to the conversion agreements. The number of shares of Common Stock issued pursuant to the conversion agreements was no more than the holders of the Series A Convertible Preferred Stock are currently entitled to upon conversion. Such shares of Common Stock being issued in exchange for the Series A Depositary Shares were issued in reliance on an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) thereof. Consummation of these transactions was conditioned on customary closing conditions and on the closing of the Private Offering. These transactions were completed on June 16, 2014.

Item 3.03.	Material Modification to Rights of Security Holders.

On June 13, 2014, the Company filed Articles of Amendment (the “Articles of Amendment”) with the Office of the Clerk of the State Corporation Commission of the Commonwealth of Virginia amending its Restated Articles of Incorporation to establish the Series B Convertible Preferred Stock and the number, relative rights, preferences and limitations thereof, which Articles of Amendment became effective as of 9:00 a.m. on June 16, 2014. Pursuant to the Articles of Amendment, each share of Series B Convertible Preferred Stock is convertible, at the option of the holder, into a number of shares of Common Stock equal to the liquidation preference of $10,000 divided by the conversion price, which is initially $18.34 per share and is subject to specified adjustments (the “Conversion Price”). The initial conversion rate is equal to 5.4517 shares of Common Stock for each share of Series B Convertible Preferred Stock. In addition, in certain circumstances the Company may, at its option, cause shares of the Series B Convertible Preferred Stock to be converted into shares of Common Stock. Based on the initial Conversion Price, approximately 17,718,025 shares of Common Stock would be issuable upon conversion of all of the outstanding shares of the Series B Convertible Preferred Stock.

The annual dividend on each share of Series B Convertible Preferred Stock is 6.00% per annum on the liquidation preference of $10,000 per share and is payable quarterly, in arrears, on each of January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2014. Dividends will accrue and cumulate from June 16, 2014. The Company may, at its option, pay dividends in cash, Common Stock or a combination thereof. The Company will be unable to pay dividends on the Series B Convertible Preferred Stock in shares of Common Stock without the approval of the holders of a majority of the shares of its outstanding Common Stock.

Except as required by law or the Company’s Articles of Incorporation, as amended by the Articles of Amendment, holders of the Series B Convertible Preferred Stock will have no voting rights unless dividends fall into arrears for six or more quarterly periods (whether or not consecutive). Until such arrearage is paid in full, the holders will be entitled to elect two directors and the number of directors on the Company’s Board will increase by that same number.

At any time on or after July 15, 2019, the Company may at its option cause all outstanding shares of the Series B Convertible Preferred Stock to be automatically converted into Common Stock at the then-applicable conversion price if the amendment effective date or the shareholder approval date has occurred prior to the Company’s issuance of a press release announcing the mandatory conversion and the closing sale price of the Common Stock exceeds 130% of the then-applicable conversion price for a specified period prior to the conversion.

If a holder elects to convert shares of Series B Convertible Preferred Stock upon the occurrence of certain specified fundamental changes, the Company may be obligated to deliver an additional number of shares above the applicable conversion rate to compensate the holder for lost option value.

The terms of the Series B Convertible Preferred Stock are more fully set forth in the Articles of Amendment described in Item 5.03 and attached as Exhibit 3.1 to this Current Report on Form 8-K, the terms of which are incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Amendment

The information contained in Item 3.03 is hereby incorporated by reference. The Articles of Amendment became effective as of 9:00 a.m. on June 16, 2014. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Bylaws Amendment

Effective June 16, 2014, the Company amended its Amended and Restated Bylaws to provide that notwithstanding any other provision of the bylaws, so long as the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock of the Company remains outstanding, in the event that dividends on either or both of the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock are in arrears and unpaid for six or more quarterly periods (whether or not consecutive), the holders of the series on which dividends are in arrears, voting as a single class with any series of Parity Stock (as defined in the Company’s Restated Articles of Incorporation) upon which like voting rights have been conferred and are then exercisable, will be entitled at the Company’s next regular or special meeting of shareholders to elect two additional directors to the Board (the “Increase Triggering Event”). Immediately upon the occurrence of the Increase Triggering Event, the size of the Board shall automatically increase by two without further action by the Board.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 11, 2014, the Company issued a press release announcing the pricing of the Private Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement, dated June 11, 2014, between Penn Virginia Corporation and RBC Capital Markets, LLC, as the representative of the several initial purchasers named therein.

3.1	Articles of Amendment of the Restated Articles of Incorporation of Penn Virginia Corporation.

3.2	Amended and Restated Bylaws of Penn Virginia Corporation.

4.1	Deposit Agreement, dated June 16, 2014, among Penn Virginia Corporation, American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt (included as Exhibit A to Exhibit 4.1).

10.1	Sixth Amendment to Credit Agreement dated as of June 16, 2014 by and among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release of Penn Virginia Corporation dated June 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated June 11, 2014, between Penn Virginia Corporation and RBC Capital Markets, LLC, as the representative of the several initial purchasers named therein.

3.1	Articles of Amendment of the Restated Articles of Incorporation of Penn Virginia Corporation.

3.2	Amended and Restated Bylaws of Penn Virginia Corporation.

4.1	Deposit Agreement, dated June 16, 2014, among Penn Virginia Corporation, American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt (included as Exhibit A to Exhibit 4.1).

10.1	Sixth Amendment to Credit Agreement dated as of June 16, 2014 by and among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press release of Penn Virginia Corporation dated June 11, 2014.